Exhibit 11


                      TRANSACTIONS IN SHARES OF THE COMPANY
                      -------------------------------------


            The Reporting Persons engaged in the following transactions in Shares of the Company during the past 60 days or since the filing of Amendment No. 5 to the Schedule 13D, whichever is less. Except as indicated below, all such transactions involved purchases of Shares. Transactions were effected on either The New York Stock Exchange or in the third market as indicated by reference to "N" or "T", respectively, next to the date of the applicable transaction. In addition, on December 18, 1998, Greenbelt transferred 600,000 shares from a managed account to an account over which Greenbelt had no power vote or direct the disposition of such Shares.

Reporting Person                                                   Price Per
With Direct                                                          Share
Beneficial                     Date of            Number of        (Excluding
Ownership                    Transaction            Shares        Commission)
----------------             -----------           --------       -----------
Greenway                      01/04/99T            300,000*          6.8750
Greensea                      01/04/99T            250,000*          6.8750
Greentree                     12/31/98N             74,200           6.4375
Greentree                     01/04/99T            186,700*          6.875
Greenbelt                     12/28/98N             70,000           6.0089
Greenbelt                     12/28/98T            382,300           6.0572
Greenbelt                     12/29/98T             125,000          5.8750
Greenbelt                     12/30/98T            280,000           6.2204
Greenbelt                     12/31/98T             57,339           6.4375
Greenbelt                     12/31/98N            228,461           6.4375
Greenbelt                     01/04/99T           1,863,300*         6.8750






  * Represents a portion of 2,600,000 Shares purchased by the Reporting Persons in a block transaction on January 4, 1999.





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